Exhibit 10.1

SECOND AMENDMENT TO
FORBEARANCE AGREEMENT AND
AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Forbearance Agreement and Amendment to Credit Agreement (the “Second Amendment”), dated as of December 18, 2008, is among SEMGROUP ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the Guarantors (as defined in the Credit Agreement referred to below) party hereto (collectively, the “Guarantors”) WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), L/C Issuer and Swing Line Lender under the Credit Agreement referred to below and the Lenders signatory hereto.

R E C I T A L S:

A. The Borrower, the Administrative Agent and certain lenders that are parties thereto (the “Lenders”) entered into that certain Amended and Restated Credit Agreement dated as of February 20, 2008 (as amended, modified, supplemented and waived from time to time, the “Credit Agreement”).

B. The Borrower, the Guarantors, the Administrative Agent and certain of the Lenders entered into that certain Forbearance Agreement and Amendment to Credit Agreement dated as of September 12, 2008 (as amended, supplemented or modified from time to time, including without limitation by the First Amendment to Forbearance Agreement and Amendment to Credit Agreement, dated as of December 11, 2008, among the Borrower, the Guarantors, the Administrative Agent and certain of the Lenders, the “Forbearance Agreement”), pursuant to which the Administrative Agent and such Lenders, among other things, agreed to forbear from exercising their rights and remedies under the Credit Agreement and the other Loan Documents relating to certain Events of Default as described in the Forbearance Agreement as amended hereby (the “Existing Events of Default”).

C. The Existing Events of Default are continuing.

D. The Borrower and the Guarantors have requested that the Administrative Agent and the Lenders further amend the Forbearance Agreement to, among other things, extend the Forbearance Period.

E. The Administrative Agent and the Lenders have agreed to further amend the Forbearance Agreement and to enter into this Second Amendment subject to and upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Definitions.  All capitalized terms used in this Second Amendment which are not otherwise defined shall have the meanings given to those terms in the Credit Agreement, as amended by the Forbearance Agreement (after taking into account the amendments contained herein).

2. Amendment to Section 3 of the Forbearance Agreement.  Section 3 of the Forbearance Agreement is hereby amended by

(a) (i) adding the following at the end of clause (i) of subsection (b) thereof:  “its annual report on Form 10-K with the SEC within the time period required by the Credit Agreement, the Securities Exchange Act of 1934 or applicable law, with respect to the Borrower’s fiscal year ended December 31, 2008, or”, (ii) deleting the word “and” at the end of subsection (c) thereof, (iii) adding the word “and” to the end of subsection (d) thereof and (iv) inserting the following new subsection (e):

(e) any Default or Event of Default arising under Sections 7.16, 7.17 and 8.01(b) as a result of the Borrower’s noncompliance with the financial covenants set forth in Sections 7.16 and 7.17 for the Borrower’s fiscal quarter ended December 31, 2008 (the “Covenant Default”); and

(b) deleting the words “December 18, 2008” and replacing them with the words “March 18, 2009.”

3. Amendment to Section 5 of the Forbearance Agreement.  Section 5 of the Forbearance Agreement is hereby amended by deleting such section in its entirety, and replacing it with the following:

                      “5.           Amendment to Section 1.01 of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended, effective as of December 12, 2008, by deleting the defined terms “Applicable Rate” and “Interest Payment Date” in their entirety and replacing them with the following:

“Applicable Rate” means, from time to time, (i) with respect to any Base Rate Loan, 5.0% per annum, (ii) with respect to any Eurodollar Rate Loan, 6.0% per annum, and (iii) with respect to any commitment fee, 1.0%.

“Interest Payment Date” means (i) with respect to Base Rate Loans (including Swing Line Loans), the last Business Day of each month (commencing September 30, 2008) and (ii) with respect to Eurodollar Rate Loans, the last day of the Interest Period applicable to each such Loan.”

4. Default Rate and Eurodollar Rate Loans During Forbearance Period.  During the Forbearance Period, (a) the Default Rate shall not apply and (b) Interest Periods for Eurodollar Rate Loans shall not exceed 30 days and shall not extend beyond the Forbearance Termination Date.

5. Amendment to Section 6 of the Forbearance Agreement.  Section 6 of the Forbearance Agreement is hereby amended by deleting such section in its entirety, and replacing it with the following:

“6.           Further Amendment to Section 1.01 of the Credit Agreement.  Section 1.01 of the Credit Agreement is further amended by

(a) inserting the following defined terms in their appropriate alphabetical order:

 “First Amendment to Forbearance Agreement” shall mean that certain First Amendment to Forbearance Agreement and Amendment to Credit Agreement, dated as of December 11, 2008, among the Borrower, the Guarantors, the Administrative Agent and certain of the Lenders.

“Forbearance Agreement” shall mean that certain Forbearance Agreement and Amendment to Credit Agreement, dated as of September 12, 2008, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto, as may be amended from time to time, including, without limitation, by the First Amendment to Forbearance Agreement and the Second Amendment to Forbearance Agreement.

“Forbearance Fee Letter” means that certain letter agreement, dated September 12, 2008, between the Borrower and the Administrative Agent.

“Forbearance Period Effective Date” shall mean the “Effective Date” as defined in Section 17 of the Forbearance Agreement.

“Forbearance Period” shall mean the “Forbearance Period” as defined in Section 3 of the Forbearance Agreement.

“Investment Bank” shall mean UBS Securities LLC or an Affiliate thereof retained by the Borrower to provide recommendations to the Borrower regarding strategic alternatives for the Borrower, its Subsidiaries and their respective assets.

“Second Amendment to Forbearance Agreement” shall mean that certain Second Amendment to Forbearance Agreement and Amendment to Credit Agreement, dated as of December 18, 2008, among the Borrower, the Guarantors, the Administrative Agent and certain of the Lenders.

“Transformation Officer” shall mean an individual hired by the Borrower to oversee the Borrower’s operational and financial transformation, which officer shall report directly to the Board of Directors of the General Partner.”; and

(b) deleting the definition of “Excess Sale Proceeds”.

6. Amendment to Section 7 of the Forbearance Agreement.  Section 7 of the Forbearance Agreement is hereby amended by deleting such section in its entirety, and replacing it with the following:

“7.           Amendment to Article II of the Credit Agreement.  Article II of the Credit Agreement is hereby amended by:

(a) amending Section 2.05(d) in its entirety to read as follows: “Any Net Cash Proceeds shall be immediately applied (and in any event, within two Business Days of the receipt thereof) as a mandatory prepayment on the Loans.”;

(b) amending Section 2.05(e) in its entirety to read as follows: “Any Extraordinary Receipts shall be immediately applied (and in any event, within two Business Days of the receipt thereof) as a mandatory prepayment on the Loans.”;

(c) amending Section 2.05(h) in its entirety to read as follows: “Any net cash proceeds of an offering of Equity Interests of the Borrower shall be immediately applied (and in any event, within two Business Days of the receipt thereof) as a mandatory prepayment of the Term Loan.”; and

(d) amending subsection 2.08(a) by adding the following sentence to the end thereof: “Notwithstanding anything to the contrary contained herein, in no event shall any Base Rate be lower than 4.0% per annum and in no event shall any Eurodollar Rate be lower than 3.0% per annum.””

7. Amendment to Section 9 of the Forbearance Agreement.  Section 9 of the Forbearance Agreement is hereby amended by

(a) deleting subsection 6.02(n) of the Credit Agreement provided for therein in its entirety and replacing it with the following text:

“(n)           by no later than 5:00 p.m. Eastern time on Tuesday of each week, a Weekly Flash Report, substantially in the form attached to the Forbearance Agreement as Exhibit 2, setting forth, among other things, the Borrowers’ Receipts, Operating Disbursements, Non-Operating Disbursements, and Change in Book Cash (as such terms are used in such Exhibit) for the week ended on the prior Friday with a comparison of such figures to the amounts for such items set forth on Schedule 2 to the Forbearance Agreement for such week;” and

(b) deleting subsection 6.02(q) of the Credit Agreement provided for therein in its entirety and replacing it with the following text:  “(q)  [Intentionally Omitted]”.

8. Amendment to Section 11 of the Forbearance Agreement.  Section 11 of the Forbearance Agreement is hereby amended by deleting such section in its entirety, and replacing it with the following:

“11.           Amendment to Article VII of the Credit Agreement.  Article VII of the Credit Agreement is hereby amended by:

(a) amending Section 7.06(c) of the Credit Agreement by:

(i) deleting clause (iv) in its entirety and replacing it with the following text:  “no Default or Event of Default shall exist prior to or after giving effect to such sale, other than the Existing Events of Default, the Reporting Default, the Material Contract Defaults, the Swap Default and the Covenant Default during the Forbearance Period”;

(ii) deleting clause (v) in its entirety and replacing it with the following text: “the Net Cash Proceeds of such sale shall have been applied to prepay the Loans as provided in Section 2.05”; and

(iii) deleting clause (vi) in its entirety, and renumbering clauses (vii) and (viii) as clauses (vi) and (vii); and

(b) during the Forbearance Period, adding the following Sections 7.20, 7.21 and 7.22:

7.20           Disbursements.  Beginning September 27, 2008 and on a weekly basis thereafter, allow either Total Operating Disbursements and Total Non-Operating Disbursements as reflected on the Weekly Flash Report provided pursuant to Section 6.02(n) on a cumulative basis from September 14, 2008, to vary by greater than fifteen percent (15%) from the Total Operating Disbursements and Total Non-Operating Disbursements provided for such period set forth on Schedule 2 to the Forbearance Agreement, unless such variance is a result of Total Operating Disbursements and/or Total Non-Operating Disbursements being less than forecasted.

7.21           Minimum Liquidity.  Allow the sum of all Ending  Book Cash as reflected on the Weekly Flash Report provided pursuant to Section 6.02(n) to be less than the amount set forth on Schedule 2 to the Forbearance Agreement for the period indicated.”

7.22           Receipts.  Beginning with the week ending January 17, 2009 and on a weekly basis thereafter, allow Total Receipts as reflected on the Weekly Flash Report provided pursuant to Section 6.02(n) on a cumulative basis from the week ending December 20, 2008 to vary by greater than fifteen percent (15%) from the Total Receipts provided for such period set forth on Schedule 2 to the Forbearance Agreement, unless such variance is a result of the Total Receipts being greater than forecasted.

9. Amendment to Section 12 of the Forbearance Agreement.  Section 12 of the Forbearance Agreement is hereby amended by deleting the period at the end of the new Section 8.01(m) provided for therein and inserting the following language as a continuation of such subsection:

“provided, that notwithstanding the foregoing, a rejection by SemMaterials, L.P. of the Terminalling and Storage Agreement shall not constitute an Event of Default during the Forbearance Period so long as the payment due thereunder (as modified by the Agreed Order Regarding Motion by SemGroup Energy Partners, L.P. dated September 8, 2008, entered in the Chapter 11 cases of SemGroup L.P. and its affiliated debtors), in January 2009 is timely received by the Borrower or the applicable affiliate thereof, it being understood and agreed that (i) any rejection of a Material Contract other than the Terminalling and Storage Contract as described in this subsection (m) shall constitute an Event of Default, subject to the 5-day renegotiation and/or replacement period described above, and (ii) any rejection of such Terminalling and Storage Agreement as described in this subsection (m), whether such rejection occurs during or after the Forbearance Period shall constitute an Event of Default upon the expiration of the Forbearance Period) (in the case of a rejection occurring during the Forbearance Period) or, subject to the 5-day renegotiation and/or replacement period described above, upon such rejection (in the case of a rejection occurring after the Forbearance Period); or”.

10. Amendment to Section 14 of the Forbearance Agreement.  Section 14 of the Forbearance Agreement is hereby amended by deleting the number “$300,000,000” and replacing it with the number “220,000,000”.

11. Amendment to Section 18 of the Forbearance Agreement.  Section 18 of the Forbearance Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Effect of Forbearance Termination Date.  Except as expressly set forth in the Forbearance Agreement (as amended by the First Amendment to Forbearance Agreement and the Second Amendment to Forbearance Agreement), all amendments to the Credit Agreement, the terms of the First Amendment to Forbearance Agreement and the terms of the Second Amendment to Forbearance Agreement and Sections 14, 16, 17(e) (with respect to confidentiality), 19, 20, 21, 22 and 23 of the Forbearance Agreement shall survive the termination of the Forbearance Agreement.”

12. Amendment to Schedules 1, 2 and 2.01 to the Forbearance Agreement.  Schedules 1, 2 and 2.01 to the Forbearance Agreement are hereby amended by deleting such Schedules in their entirety and replacing them with Schedules 1, 2 and 2.01 hereto, respectively.

13. Amendment to Exhibit 1 to the Forbearance Agreement.  Exhibit 1 to the Forbearance Agreement is hereby amended by deleting such Exhibit in its entirety and replacing it with Exhibit 1 hereto.

14. Continuing Obligations.  During the Forbearance Period:

(a) the Borrower shall continue to retain (i) the Investment Bank or another investment banking firm reasonably acceptable to the Administrative Agent and the Lenders and (ii) Zolfo Cooper or another advisory and interim management firm reasonably acceptable to the Administrative Agent and the Lenders, a senior managing director or equivalent employee of which shall act as Transformation Officer.

(b) the Borrower shall continue to pay all reasonable attorneys’ and financial advisors’ fees and disbursements incurred in connection with the enforcement and protection of the Lenders’ rights under the Credit Agreement and the Loan Documents in accordance with Section 10.04 of the Credit Agreement.

15. Conditions to Effectiveness.  This Second Amendment shall be effective on the date when and if each of the following conditions is satisfied:

(a) Execution and Delivery.  The Administrative Agent shall have received a counterpart of this Second Amendment executed and delivered by the Borrower, each of the Guarantors, the Administrative Agent, and the Required Lenders.

(b) No Default or Event of Default; Accuracy of Representations and Warranties.  The Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that, after giving effect to this Second Amendment, no Default or Event of Default (other than (i) the Existing Events of Default and (ii) the Reporting Default, the Material Contract Defaults, the Swap Default and the Covenant Default (as each is defined in the Forbearance Agreement)) shall exist and each of the representations and warranties made by the Borrower and the Guarantors in the Forbearance Agreement and in or pursuant to the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Second Amendment becomes effective, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Fees.  The Borrower shall have paid to the Agent for the benefit of the Lenders who execute and deliver a counterpart of this Second Amendment to the Administrative Agent by 5:00 p.m. (Eastern Time) on December 22, 2008, a fee equal to 0.375% of the Aggregate Commitments (after giving effect to the Revolver Commitment reductions provided for herein) of all of the Lenders (whether or not party hereto).

(d) Expense Reimbursements.  The Borrower shall have paid all reasonable invoices presented to the Borrower for expense reimbursements (including reasonable attorneys’ and financial advisors’ fees and disbursements) due to the Administrative Agent and for the period from and after July 18, 2008, the Lenders in accordance with Section 10.04 of the Credit Agreement.

16. Release.  For purposes of this Section 16, the following terms shall have the following definitions:

“Related Parties” shall mean, with respect to any released party, such party’s parents, subsidiaries, affiliates, successors, assigns, predecessors in interest, officers, directors, employees, agents, representatives, attorneys, financial advisors, accountants and shareholders, if any.

“Claims” shall mean  any and all claims, losses, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs, expenses, damages, injuries, suits, actions, causes of action, including without limitation, any and all rights of setoff, recoupment or counterclaim of any kind or nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, contingent or fixed.

Excluding only the continuing obligations of the Lenders and the Administrative Agent under the Credit Agreement, the Loan Documents and this Agreement, the Borrower and each Guarantor, effective as of the effective date of this Second Amendment, hereby releases, acquits and forever discharges the Lenders and the Administrative Agent, and each of them, and their respective Related Parties, of and from any and all Claims arising out of, related or in any way connected with the Credit Agreement, the Loan Documents or the transactions contemplated by any thereof, including, without limitation, any action or failure to act, prior to the effective date of this Second Amendment, in response to or otherwise in connection with the events or circumstances arising under or otherwise related to the Credit Agreement, the Loan Documents or any Defaults or Events of Default occurring under the Credit Agreement or the Loan Documents, in each case to the extent, and only to the extent, that (i) such Claims arose prior to the effective date of this Second Amendment, (ii) such Claims result or derive from actions taken or not taken by a releasee in its capacity(ies) as a Lender(s) or as Administrative Agent under the Credit Agreement or the Loan Documents, and (iii) such Claims do not result or derive from actions taken or not taken by a releasee with respect to or in relation to SemGroup, SemCrude L.P., SemMaterials, L.P., K.C. Asphalt, L.L.C. or any of their affiliates (other than the Borrower and the Guarantors).

17. Acknowledgement.  The Borrower hereby confirms and acknowledges as of the date hereof that it is validly and justly indebted to the Administrative Agent and the Lenders for the payment of all obligations under the Credit Agreement without offset, defense, cause of action or counterclaim of any kind or nature whatsoever, and the Loan Parties hereby release the Administrative Agent and the Lenders from any and all Claims (as defined in Section 16 of this Second Amendment) other than as provided in Section 16 of this Second Amendment.

18. Confirmation of Forbearance Agreement.  Except as amended by this Second Amendment, all the provisions of the Forbearance Agreement remain in full force and effect from and after the date hereof, and each Loan Party hereby ratifies and confirms each Loan Document to which it is a party.  This Second Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Forbearance Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or have in the future under or in connection with the Forbearance Agreement or any of the instruments or agreements referred to therein.  From and after the date hereof, all references in the Forbearance Agreement to “this Agreement”, “hereof”, “herein”, or similar terms, shall refer to the Forbearance Agreement as amended by this First Amendment.  Each of the Borrower and the Guarantors also hereby ratifies and confirms that the Security Documents remain in full force and effect in accordance with their terms and are not impaired or affected by this Second Amendment.

19. GOVERNING LAW.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

20. Loan Document.  This Second Amendment shall constitute a Loan Document under the Credit Agreement, and all obligations included in this Second Amendment shall constitute Obligations under the Credit Agreement and shall be secured by the Collateral.

21. Counterparts.  This Second Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Delivery of an executed signature page to this Second Amendment by facsimile transmission or electronic photocopy (i.e. a “.pdf”) shall be as effective as delivery of a manually signed counterpart.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed as of the day and year first above written.

SEMGROUP ENERGY PARTNERS, L.P.

By: SemGroup Energy Partners GP, L.L.C.
       its General Partner

By: /s/ Michael J. Brochetti
Name: Michael J. Brochetti
Title: Chief Financial Officer

Guarantors:

SemGroup Energy Partners Operating, L.L.C.

By: /s/ Michael J. Brochetti
Name: Michael J. Brochetti
Title: Chief Financial Officer

SemMaterials Energy Partners, L.L.C.

By: /s/ Michael J. Brochetti
Name: Michael J. Brochetti
Title: Chief Financial Officer

SemGroup Energy Partners, L.L.C.

By: /s/ Michael J. Brochetti
Name: Michael J. Brochetti
Title: Chief Financial Officer

SemGroup Crude Storage, L.L.C.

By: /s/ Michael J. Brochetti
Name: Michael J. Brochetti
Title: Chief Financial Officer

SemPipe, L.P.
    By:  SemPipe, G.P., L.L.C., its General Partner

By: /s/ Michael J. Brochetti
Name: Michael J. Brochetti
Title: Chief Financial Officer

SemPipe, G.P., L.L.C.

By: /s/ Michael J. Brochetti
Name: Michael J. Brochetti
Title: Chief Financial Officer

Lenders:

Wachovia Bank, National Association,
    as L/C Issuer,
    Swing Line Lender and Lender

By:_/s/ C. Mark Hedrick____________
Name: C. Mark Hedrick
Title: Managing Director

ABN AMRO Bank N.V., as a Lender

By:_____________________________
Name:
Title:

Bank of America, N.A., as a Lender

By:_/s/ John W. Woodiel III _________
Name: John W. Woodiel III
Title: Senior Vice President

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The Bank of Nova Scotia, as a Lender

By:_/s/ Ron Dooley     _____________
Name: Ron Dooley
Title: Director

Bank of Scotland PLC, as a Lender

By:_____________________________
Name:
Title:

Blue Ridge Investments LLC, as a Lender

By:_/s/ Dayley W. Misho___________
Name: Dayley W. Misho
Title: Vice President of Finance

BMO Capital Markets Financing Inc., as a Lender

By:_/s/ Richard A. Garcia__________
Name: Richard A. Garcia
Title: Director

Calyon New York Branch, as a Lender

By:_/s/ Alan Sidrane_______________
Name: Alan Sidrane
Title: Managing Director

By:_/s/ Anne G. Shean _____________
Name: Anne G. Shean
Title: Director

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Citibank, N.A., as a Lender

By:_/s/ John S. Dowd_______________
Name: John S. Dowd
Title: Managing Director

Fortis Capital Corporation, as a Lender

By: /s/ Casey Lowary
Name: Casey Lowary
Title: Director

By: /s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

Guaranty Bank And Trust Company, as a Lender

By:_/s/ Gail J. Nofoinger_____________
Name: Gail J. Nofoinger
Title: Senior Vice President

Halbis Distressed Opportunities Master Fund LTD, as a Lender

By:_____________________________
Name:
Title:

JPMorgan Chase Bank, N.A., as a Lender

By:_/s/ Phillip D. Martin____________
Name: Phillip D. Martin
Title: Senior Vice President

Lehman Brothers Commercial Bank, as a Lender

By:_____________________________
Name:
Title:

Lehman Commercial Paper, Inc., as a Lender

By:_____________________________
Name:
Title:

GE Business Financial Services, Inc., fka Merrill Lynch Business Financial Services, Inc., as a Lender

By:_____________________________
Name:
Title:

GE Business Financial Services, Inc., fka Merrill Lynch Business Financial Services, Inc., as a Lender

By:_____________________________
Name:
Title:

One East Liquidity Master LP, as a Lender

By:_/s/ Nat Klipper                _________
Name: Nat Klipper
Title: Authorized Signatory

One East Partners Master LP, as a Lender

By:_/s/ Nat Klipper                _________
Name: Nat Klipper
Title: Authorized Signatory

Raymond James Bank FSB, as a Lender

By:_/s/ Garrett McKinnon ___________
Name: Garrett McKinnon
Title: Senior Vice President

Royal Bank of Canada, as a Lender

By:_____________________________
Name:
Title:

SunTrust Bank, N.A., as a Lender

By:_/s/ Samuel M. Ballesteros_______
Name: Samuel M. Ballesteros
Title: Senior Vice President

UBS Loan Finance LLC, as a Lender

By:_____________________________
Name:
Title:

Acknowledged:

Wachovia Bank, National Association,
    as Administrative Agent

By:_/s/ C. Mark Hedrick_____________
Name: C. Mark Hedrick
Title: Managing Director

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SCHEDULE 1
TO
FORBEARANCE AGREEMENT AND
AMENDMENT TO CREDIT AGREEMENT

A Default and Event of Default has occurred and is continuing under clause (k) of Section 8.01 of the Credit Agreement with respect to the General Partner or may occur with respect to the Qualifying Owners, including as a result of actions taken by the Red Apple Group, Inc. and/or John A. Catsimatidis, provided, however, the change of control at the General Partner shall not prevent any further change of control at the General Partner from constituting an Event of Default.

Defaults and Events of Default have occurred and are continuing under clause (b) of Section 8.01 of the Credit Agreement (as a result of breaches of Section 6.05 of the Credit Agreement), under clause (c) of Section 8.01 of the Credit Agreement (as a result of breaches of Section 6.17 of the Credit Agreement) and under clause (m) of Section 8.01 of the Credit Agreement, due to the termination of certain provisions of the Omnibus Agreement.

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SCHEDULE 2

TO

FORBEARANCE AGREEMENT AND

AMENDMENT TO CREDIT AGREEMENT

[The amounts of ending book cash range from $14,500,000 to $21,500,000 on a week by week basis for the weeks ending December 20, 2008 through March 14, 2009.]

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SCHEDULE 2.01

TO

FORBEARANCE AGREEMENT AND

AMENDMENT TO CREDIT AGREEMENT

Institution	Revolver	Term Loan	Total Commitment
ABN AMRO	15,400,000.00	17,500,000.00	32,900,000.00
BANK OF AMERICA	18,097,619.05	16,636,904.76	34,734,523.81
BANK OF NOVA SCOTIA	9,166,666.67	10,416,666.67	19,583,333.34
BANK OF SCOTLAND	15,400,000.00	17,500,000.00	32,900,000.00
BLUE RIDGE INVESTMENTS LLC	5,683,333.33	8,601,190.47	14,284,523.80
BMO CAPITAL MARKETS	14,666,666.67	16,666,666.67	31,333,333.34
CALYON NEW YORK BRANCH	18,333,333.33	20,833,333.33	39,166,666.66
CITIBANK	14,666,666.67	16,666,666.67	31,333,333.34
FORTIS CAPITAL CORPORATION	6,233,333.33	7,083,333.33	13,316,666.66
GE BUS FINCL SVC (FKA ML BFS)	7,333,333.33	8,333,333.33	15,666,666.66
GUARANTY BANK AND TRUST	7,333,333.33	8,333,333.33	15,666,666.66
HALBIS DISTRESSED OPPOR MASTER	733,333.33	833,333.33	1,566,666.66
JPMORGAN CHASE	6,233,333.33	7,083,333.33	13,316,666.66
LEHMAN BROTHER COMMERCIAL BANK	10,685,714.28	20,000,000.00	30,685,714.28
ONE EAST LIQUIDITY MASTER LP	1,131,428.57	1,250,000.00	2,381,428.57
ONE EAST PARTNERS MASTER LP	8,951,904.76	10,208,333.34	19,160,238.10
RAYMOND JAMES BANK	14,666,666.67	16,666,666.67	31,333,333.34
ROYAL BANK OF CANADA	14,666,666.67	16,666,666.67	31,333,333.34
SUNTRUST	6,233,333.33	7,083,333.33	13,316,666.66
UBS LOAN FINANCE LLC	6,285,714.28	5,000,000.00	11,285,714.28
WBNA	18,097,619.07	16,636,904.77	34,734,523.84
	220,000,000.00	250,000,000.00	470,000,000.00

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EXHIBIT 1

TO

FORBEARANCE AGREEMENT AND

AMENDMENT TO CREDIT AGREEMENT

FORM OF FORECAST

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